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                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-28099) of Camden Property Trust, and to the incorporation by reference therein of our report dated March 21, 1997, with respect to the consolidated and combined financial statements and financial statement schedule of Paragon Group, Inc. for the years ended December 31, 1996, 1995, and 1994 as restated, included in the Current Report (Form 8-K) dated April 15, 1997, as amended by the Form 8-K/A filed June 16, 1997, of Camden Property Trust filed with the Securities and Exchange Commission.




                                                         /s/ ERNST & YOUNG LLP


Dallas, Texas
August 19, 1997